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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 4, 2001



                        FLEETBOSTON FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)



                                  RHODE ISLAND
                 (State or other jurisdiction of incorporation)



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
                                 1-6366                                           05-1341324
                        (Commission File Number)                      (IRS Employers Identification No.)



                  100 Federal Street, Boston, MA                                     02110
             (Address of principal executive offices)                             (Zip Code)
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        Registrant's telephone number, including area code: 617-434-2200
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Item 5.    Other Events

           On March 1, 2001, Summit Bancorp. ("Summit") merged with FleetBoston Financial Corporation ("FleetBoston"). Each Summit stockholder received, for each share of Summit common stock held by such stockholder, 1.02 shares of the Common Stock, $0.01 par value (including the associated preferred share purchase rights), of FleetBoston, with cash in lieu of fractional shares.

           The merger was accounted for as a pooling of interests. Accordingly, FleetBoston hereby files consolidated financial statements for the years ended December 31, 2000, 1999 and 1998 that reflect the merger as if FleetBoston and Summit had been combined for all periods presented.

Item 7.     Financial Statements and Exhibits

           (a)    Not applicable.
           (b)    Not applicable.

           (c)    Exhibits

         The following exhibits are filed as part of this report.

12(a) Computation of the Corporation's Consolidated Ratio of Earnings to Fixed Charges (including preferred dividends)

12(b) Computation of the Corporation's Consolidated Ratio of Earnings to Fixed Charges (excluding preferred dividends)

23       Consent of Independent Accountants

99(a)    Report of Independent Accountants

99(b) Selected Financial Highlights; Management's Discussion and Analysis; Consolidated Balance Sheets of FleetBoston as of December 31, 2000 and 1999; Consolidated Statements of Income of FleetBoston for the years ended December 31, 2000, 1999, and 1998; Consolidated Statements of Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999, and 1998; Footnotes to Consolidated Financial Statements; Statistical Disclosure by Bank Holding Companies.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                 FLEETBOSTON FINANCIAL CORPORATION
                                 (Registrant)




                                 By:  /s/ Eugene M. McQuade
                                      -----------------------------------------
                                      Eugene M. McQuade
                                      Vice Chairman and Chief Financial Officer


                                      /s/ Ernest L. Puschaver
                                      -----------------------------------------
                                      Ernest L. Puschaver
                                      Chief Accounting Officer




Date: May 4, 2001


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